Exhibit 10.1
LEASE

THIS LEASE (“Lease”) is made and entered into as of this 28th day of August, 2008, by and between BANK RENTALS, LLC, an Indiana limited liability company with an address of 5006 Upper River Road, Jeffersonville, Indiana 47130 (“Lessor”), and 1ST INDEPENDENCE BANK, INC., a Kentucky corporation with an address of 8620 Biggin Hill Lane, Louisville, Kentucky 40250 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor owns and operates a building containing approximately 4,748 square feet of total gross building area and 4,294 square feet of net rentable area located at 1711 East 10th Street, Jeffersonville, Indiana (the “Building”);

WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, certain office space in the Building (the “Premises”) consisting of approximately 2,147 square feet on the first floor of the building and approximately 1,248 feet of shared space on the second floor of the Building.

NOW, THEREFORE, in consideration of the rents herein reserved, the other terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Lessor and Lessee hereby agree as follows:

SECTION 1.                                PREMISES

1.1.
Upon the terms and conditions hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does lease from Lessor, the Premises, together with (a) all other improvements, furniture, fixtures and equipment presently located in the Premises, (b) reasonable rights of ingress and egress to the Premises by automobile and truck, (c) the nonexclusive use of the common areas with other lessees of the Building, subject to (y) all rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging to or affecting the Premises (the “Permitted Exceptions”), and (z) the other terms and provisions of this Lease.

1.2.
Notwithstanding anything contained herein to the contrary, Lessee acknowledges and agrees that this Lease is subject to all of the terms and conditions set forth in the Permitted Exceptions and Lessee shall comply with the Permitted Exceptions as though Lessee is the fee owner of the Premises.

1.3.	Except as set forth herein, Lessee accepts possession of the Premises as of the Commencement Date, in its condition “As is, where is, with all faults”.

SECTION 2.                                TERM

2.1.	Subject to early termination as set forth herein, Lessee will have and hold the Premises for an initial term of five (5) years commencing August 28, 2008 (the

“Commencement Date”) and ending on August 28, 2013 (the “Initial Term”), subject to the renewal/extension provisions of Exhibit A attached hereto and made a part hereof.  The Initial Term and any renewal or extension terms set forth herein shall collectively be referred to as the “Term.”

2.2.	At any time following the first eighteen (18) months of this Lease, either party shall have the right to terminate this Lease upon at least twelve (12) months prior written notice to the other party.

SECTION 3.                                RENT, SURVIVAL OF OBLIGATIONS

3.1.
Lessee covenants to pay to Lessor at its notice address, or at such place or to such person as Lessor may designate in writing from time to time, base rent for the Premises (“Base Rent”) as follows: from the Commencement Date through the expiration of the Initial Term (as may be extended per Exhibit A attached hereto and made a part hereof), Base Rent will be $18,000 per year, payable in equal monthly installments of $1,500 each.

3.2.
Base Rent shall be payable in advance on or before the first day of each calendar month during the Term in lawful money of the United States of America at the notice address of Lessor set forth herein or as may otherwise directed by Lessor in writing, from time to time, without demand, set off or counterclaim, except as otherwise specifically provided herein.

3.3.
Lessee also covenants to pay and discharge during the Term, when the same will become due, any and all other amounts, liabilities and obligations which Lessee assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, and in the event of any failure on the part of Lessee to pay or discharge any of the same, Lessor will have all rights, powers and remedies provided herein or by law or equity or otherwise in the case of non-payment of the Rent.  Lessee will also pay to Lessor on demand interest at the annual rate of four per cent (4%) over the then existing prime rate of interest charged by Citibank, N.A., New York, New York (but not to exceed the rate allowable by law) (“Default Rate”) on all amounts of Additional Rent (as such term is defined below) which are overdue for ten (10) days or more, from the due date thereof until paid in full.

3.4.
Lessor may (upon written notice to Lessee and the expiration of the applicable grace period) but shall not be obligated to, make any payment or perform any act required hereunder to be made or performed by Lessee with the same effect as if made or performed by Lessee, provided that no entry by Lessor upon the Premises for such purpose shall constitute or be deemed to be an eviction of Lessee and shall not waive or release Lessee from any obligation or default hereunder.  All sums so paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such act, together with interest thereon from the date paid by Lessor at the Default Rate, shall be payable by Lessee promptly upon demand..

SECTION 4.	ADDITIONAL RENT

In addition to the Base Rent provided for above, Lessee shall pay its Pro Rata Share of Total Operating Expenses (as defined hereinafter) for the Building for each calendar year (which shall be deemed additional rent).

4.1.
Lessee’s “Pro Rata Share of Total Operating Expenses” shall be 64.50% (calculated as 2,147 + ½ of 1,248 / 4,294) multiplied by the Total Operating Expenses (as hereinafter defined).  Any partial calendar year shall be prorated.

4.2.	“Total Operating Expenses” shall include, but are not limited, to the following expenses incurred in the operation of the Building:

(a)
All real property taxes and assessments and other taxes and assessments of any nature levied and assessed against the Building and the land on which it is situated (“Real Estate”), or assessed against Lessor as a result of the Building and Real Estate (but excluding personal property, estate, inheritance and income taxes of Lessor) (collectively referred to herein as “Real Estate Taxes”);

(b)	all expenses incurred by Lessor in connection with the operation, maintenance and repair of the Building and Real Estate;

(c)	costs of resurfacing, repainting, and restriping the parking areas;

(d)	cleaning and other janitorial services;

(e)	snow and ice removal, and security services;

(f)	landscaping;

(g)	directional signs and other markers;

(h)	all improvements, machinery, and equipment used in connection with the Building and Real Estate, including the heating, ventilation and air-conditioning system;

(i)	water, sewer, electrical and other utility charges other than any separately billed charges paid directly by Lessee; and

(j)	premiums on public liability and fire and extended coverage insurance.

4.3.
From time to time, Lessor shall reasonably estimate (or re-estimate) the amount of the Total Operating Expenses payable by Lessee for any whole or partial lease year during the Term.  Lessee shall pay, as Additional Rent, equal monthly installments of its Pro Rata Share of the Total Operating Expenses during such whole or partial lease year.  Within ninety (90) days after the end of each lease year, Lessor shall provide to Lessee a statement showing the actual Pro Rata

Share of Total Operating Expenses for the preceding lease year.  Within thirty (30) days after Lessee’s receipt of such statement, Lessee shall pay to Lessor, or Lessor shall credit against the next Base Rent payment(s) due (unless such statement is for the last Lease Year of the Term, in which event Lessor shall promptly return any over-payment to Lessee), as the case may be, the difference between the actual amount of Lessee’s Pro Rata Share of the Total Operating Expenses for the preceding calendar year and the estimated amount paid by Lessee for said calendar year.

4.4.
Lessee shall have the right to cause an audit to be performed at Lessee’s sole cost and expense of Lessor’s operations and books and records pertaining to the Total Operating Expenses and Lessee’s Pro Rata Share of Total Operating Expenses, so long as: (a) Lessor is given reasonable notice; (b) such audit is conducted during normal business hours at Lessor’s office and (c) Lessor is reimbursed for reasonable costs of copies incurred in the course of such audit.  If Lessor has overstated any of those items, within thirty (30) days after demand by Lessee accompanied by Lessee's verification of such overcharges, Lessor shall reimburse Lessee for all such overcharges.  If such overcharges exceed 5%, Lessor shall reimburse Lessee for such overcharges plus interest at the rate of 8% per annum and the reasonable cost of the audit.

SECTION 5.                                USE OF PREMISES

5.1.
Lessee may use the Premises for the conduct of all lawful business and activities which it or any affiliate is authorized by law to engage in and conduct as a financial institution, both directly and through its subsidiaries, and for such other lawful use as may be approved by Lessor in writing, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, Lessee will not use, or permit any person to use, the Premises for any use or purpose in violation of any applicable (i) governmental law, rule or regulation, or (ii) the Permitted Exceptions.  Notwithstanding anything in Section 5.2 to the contrary, Lessee and its subtenants may not use the Premises for the storage, distribution, or manufacture of Contaminants, as that term is defined in Exhibit B attached hereto and made a part hereof.  Lessee may not install an underground storage tank or tanks on the Premises without the Lessor’s prior written consent, which consent the Lessor may withhold in its sole discretion.

5.2.
Lessee agrees, at its sole cost and expense, to comply with all Environmental Laws, as that term is defined in Exhibit B attached hereto and made a part hereof, and all governmental notices, orders and requirements pursuant to Environmental Laws that relate to Lessee’s use or occupancy of the Premises; provided, however, that nothing herein shall be construed to require Lessee to bear any expense or liability arising solely out of Lessee’s status as a lessee or occupant of the Premises.  Lessee will not permit or cause any Contaminants to be brought upon, placed, held, stored, located, or disposed of on, under, from or at the Premises, other than in compliance with all Environmental Laws.  Lessee will (i) provide Lessor with copies of all communications between Lessee and any governmental agencies or other authorities related to Contaminants brought upon, placed, held, located, stored or disposed of on, under, from or at the Premises or related to the violation or alleged violation of any Environmental Laws with respect to Lessee’s use or occupancy of the Premises, (ii) permit Lessor, at Lessor’s discretion, to participate in any proceeding brought by a government agency or authority, or a third party, with respect to Contaminants brought upon, placed, held, located, stored or disposed of on, under, from or at the Premises with respect to Lessee’s use or occupancy of the Premises or the violation or alleged violation of any Environmental Laws with respect to Lessee’s use or occupancy of the Premises, and (iii) permit Lessor, from time to time at Lessor’s discretion, to conduct tests, analyses and investigations of the environmental conditions relative to Lessee’s use or occupancy of the Premises.  The expense of Lessor’s participating in a proceeding pursuant to the foregoing clause (ii) will be borne by Lessee.  The expense of tests, analyses and investigations conducted pursuant to the foregoing clause (iii) will be borne by Lessee, to the extent that Lessor requires any such tests, analyses or investigations because of a reasonable concern by Lessor, based upon an inspection of the Premises by Lessor or Lessor’s agents or contractors, with respect to environmental conditions relative to Lessee’s use or occupancy of the Premises; otherwise, the expense of such tests, analyses and investigations will be borne by Lessor.  Additionally, Lessor shall have the further right to enter onto the Premises, in such a manner and at such times as necessary to comply with Lessee’s reasonable security requirements and to avoid unreasonable interference with Lessee’s business operations at the Premises, to perform any necessary Clean-up (as defined on Exhibit B attached hereto and made a part hereof).

5.3.
In addition to the foregoing, Lessee agrees, at its sole cost and expense, to (i) comply with all laws, codes, orders, rules, regulations and requirements of all governmental or other authorities having jurisdiction over the Premises (collectively, “Laws”), and (ii) cause the Premises to comply with all Laws.

SECTION 6.                                UTILITIES AND SERVICES

6.1.
Lessor shall furnish the Premises with equipment and connections for all utilities, including gas, electricity, telephone, water and sewer service, and shall replace the same at its own expense, if necessary, unless such replacement is caused by the intentional actions of Lessee (other than normal wear and tear).  Lessee’s occupancy and possession of the Premises shall be evidence of Lessee’s determination that such equipment and connections are of sufficient capacity to provide for the conduct of Lessee’s business and the comfortable occupancy and use of the Premises.  Notwithstanding the foregoing, and subject to Section 4 hereinabove, Lessor shall provide and pay for all gas, electricity, water and sewer charges and assessments with respect to the Premises.

6.2.
Lessor agrees to be diligent and to use commercially reasonable efforts to restore any services which it is obligated to provide under the terms of this Lease in the event that any temporary failures, stoppages, interruptions, or discontinuances of such services occur.  Should any utilities or services with respect to the Premises fail, stop, or be interrupted or discontinued for any reason, then all Base rent and additional rent payable hereunder shall abate if any such failure, stoppage, interruption or discontinuance continues for ten (10) business days (until completely restored) and Lessee shall have the right to terminate this Lease and all of its obligations hereunder if any such failure, stoppage, interruption or discontinuance continues for thirty (30) days.

SECTION 7.                                INSURANCE

7.1.
During the term of this Lease, Lessor shall maintain fire and extended coverage insurance for the full replacement value of the Building, including all personal property and equipment therein, and the Real Estate, but shall not protect Lessee's property in the event of damage however caused.  Lessee shall be responsible for insuring its property located on or at the Premises, and neither Lessor nor any other occupant of the Building shall be liable to Lessee for damage to Lessee's property, unless caused by the intentional act, negligence, or willful misconduct or omission of Lessor or its agents or employees or any other occupant.  All insurance policies maintained by Lessor or Lessee as required or permitted under this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease or agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.  Lessor and Lessee each hereby waives and releases any and all rights of recovery which either might have against the other for any loss or damage, whether or not caused by any alleged negligence of the other party, its agents, licensees or invitees, to the extent that such loss or damage is covered by any insurance required or permitted to be maintained under this Lease.

7.2.
Lessor shall not be liable to Lessee or any other person and Lessee shall indemnify and save Lessor harmless from any and all liability, loss, damage, injury (including death), cost or expense, including reasonable attorneys' fees, arising or resulting from the condition of the Premises, from any occurrence or happening in or about the Premises or from any act or neglect of Lessee or its employees, agents, contractors, licenses or invitees, unless such damage, injury or death is the direct result of the negligence or intentional misconduct of Lessor or its employees or agents.  Lessee shall not be liable to Lessor or any other person and Lessor shall indemnify and save Lessee harmless from any and all liability, loss, damage, injury (including death), cost or expense, including reasonable attorneys' fees, arising or resulting from the condition of the Building (other than the Premises), from any occurrence or happening in or about the Building (outside of the Premises) or from any act or neglect of Lessor or its employees, agents, contractors, licenses or invitees, unless such damage, injury or death is the direct result of the negligence or intentional misconduct of Lessee or its employees or agents.

SECTION 8.	LIENS AND ENCUMBRANCES

Lessee will not cause or permit to stand, through any action taken by it, any mechanics’, laborer’s, materialman’s or other lien against the Premises or building or improvement thereon in connection with work of any character performed or material furnished to said Premises. Nothing in this Lease may be construed as creating an agency relationship between Lessor and Lessee for purposes of performing alterations, improvements, or repairs.  If Lessee in good faith desires to contest the validity or amount of any such lien, Lessor agrees to cooperate in the institution, defense and maintenance of any such action or proceeding, provided that Lessee will indemnify and hold Lessor harmless from any and all expenses, costs and liabilities in connection with any such contest.  Any such action or proceeding may be instituted and maintained by Lessee only if and so long as the enforcement of any such lien, by sale or otherwise,  will be stayed by reason of such action or proceeding or by bond filed or a monetary deposit paid into court as a part of such action or proceeding.  Promptly after the determination of any such contest adverse to the Lessee and prior to the enforcement of any such lien, Lessee will pay and discharge the amount of any such lien, together with any related interest, costs and penalties.

SECTION 9.                                MAINTENANCE AND REPAIR

9.1.
Except as provided herein, Lessor shall, at its sole cost and expense, provide all repairs, maintenance and replacements required to keep and maintain the Building, the common areas, and the Premises, including, with respect to the Premises and by way of limitation, the roof, subfloor and structural components, doors, windows, locks and mechanical, electrical, plumbing, and service elements serving the Premises, in a good condition and in compliance with all governmental laws, rules and regulations.  In the event Lessor fails to timely provide such repairs and maintenance, Lessee may, but shall not be obligated to, make such repairs and maintenance after ten days’ prior written notice to Lessor (except in the case of an emergency, in which case no notice shall be required).  If Lessor fails to commence any such repairs or maintenance with due diligence following notice thereof from Lessee, and if Lessee so elects to make such repairs or maintenance, all necessary costs and expenses so incurred by Lessee in making such repairs or maintenance shall promptly be paid by Lessor to Lessee upon demand.

9.2.
Notwithstanding the foregoing Section 9.1, Lessor shall not be required to make any repairs to the Premises made necessary primarily as a result of the acts, omissions, or negligence of Lessee (or its employees or invitees), except when such damage is covered by warranty or insurance and then only to the extent of the proceeds of such warranty or insurance.  Lessee shall be responsible for all such damage caused by Lessee not covered under warranty or by insurance.  In addition, Lessee shall, at its own cost and expense, replace any cracked or broken glass, including plate glass, in the interior and exterior windows and doors of the Premises, provided Lessor will replace any glass that is cracked or broken by settling of the Building or Lessor’s or its employees’ or agents’ acts.

SECTION 10.                                ALTERATIONS

Lessee shall not make or allow to be made any alterations, installations, additions or improvements in or to the Premises, or place safes, vaults, or other heavy furniture or equipment within the Premises, without Lessor’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Lessee shall have the right, without Lessor’s consent, to construct additional or alternate facilities in the Premises for housing Lessee’s ATMs (whether now located in the Premises or not), as deemed reasonably necessary by Lessee.  Lessor consents to the presence of all safes, vaults, heavy furniture and equipment which is situated on or in the Premises on the Commencement Date.  All alterations, installations, additions, or improvements, other than movable furniture, movable equipment (including, without limitation Lessee’s ATMs), other personal property and movable trade fixtures, made by Lessee to the Premises shall remain upon and be surrendered with the Premises and become the property of Lessor at the expiration or termination of this Lease or the termination of Lessee’s right to possession of the Premises.  Lessee, at its sole cost and, on or before the expiration or termination of this Lease, shall remove all of Lessee’s property from the Premises and repair all damage caused by such removal.  All such removal of Lessee’s property shall be completed promptly and in a good and workmanlike manner and shall be performed in such a manner that no mechanic’s, materialman’s or other similar liens shall attach to Lessee’s leasehold estate, and in no event shall Lessee permit, or be authorized to permit, any such liens or other claims to be asserted against Lessor or Lessor’s rights, estate, and interests with respect to the Premises or this Lease.  In the event Lessee fails to remove Lessee’s property on or before the expiration or termination of this Lease, the signs shall become the property of Lessor without any credit or compensation to Lessee, and Lessor may, but is not obligated to, remove and store or dispose of the signs and Lessee shall be liable to Lessor for all costs incurred by Lessor in connection therewith. Lessee shall indemnify and hold Lessor harmless from all loss, damage, cost, expense, and liability in connection with such removal, storage, or disposal.

SECTION 11.                                SURRENDER OF PREMISES

Upon the expiration or earlier termination of this Lease (by lapse of time or otherwise), Lessee shall deliver up and surrender the Premises to Lessor, in the same condition as when Lessee took possession, except for (i) normal wear and tear, (ii) damage from casualty and the elements, (iii) loss from condemnation, and (iv) repairs and maintenance which Lessee is not specifically obligated under this Lease to repair, failing which Lessor may restore the Premises to such condition, order and repair at Lessee’s reasonable expense, payable by Lessee to Lessor within twenty (20) days after the date upon which Lessee receives a bill from Lessor therefor.  Any such bill shall be provided to Lessee within thirty (30) days of the expiration or earlier termination of this Lease.  The provisions of this Section 11 shall survive expiration or earlier termination of this Lease during such thirty (30) day period and provided such bill is timely submitted to Lessee during such period, until such bill is paid by Lessee or otherwise until such issue is resolved by the parties.

SECTION 12.                                HOLDOVER

If Lessee remains in possession of the Premises after the expiration of the Term hereof without having first extended this Lease by written agreement with Lessor, Lessee shall be deemed to be a tenant for month-to-month only, at a Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term, and in all other respects, except for the duration of the Term, the provisions of this Lease shall govern the rights and liabilities of Lessor and Lessee.

SECTION 13.                                DEFAULT

13.1.	Any of the following shall constitute an event of default by Lessee under this Lease (an “Event of Default”):

(a)
Lessee’s failure to pay any amount(s) due hereunder to Lessor within ten (10) days after Lessee receives notice from Lessor that such payment is due, provided that Lessor shall only be obligated to provide such notice to Lessee twice in any twelve (12) month period during the Term;

(b)
Lessee’s failure to perform or observe any other obligation or covenant of Lessee hereunder after a period of thirty (30) days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, so long as such cure is commenced within such thirty (30) day period and pursued to completion;

(c)	Lessee’s failure to vacate or stay any of the following within ninety (90) days after they occur:

(i)	a petition in bankruptcy is filed by or against Lessee;

(ii)	Lessee is adjudicated as bankrupt or insolvent;

(iii)	a receiver, trustee, or liquidator is appointed for all or a substantial part of Lessee’s property; or

(iv)	Lessee makes an assignment for the benefit of creditors.

13.2.
If an Event of Default shall have occurred and be continuing, then in such event, Lessor may thereupon, to the extent permitted by applicable law, (a) take possession of the Premises and relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating Lessee’s liability hereunder, and in such event of reletting Lessee shall remain liable to pay the Base Rent and other amounts due hereunder plus any reasonable expenses, including reasonable attorneys’ fees, incident to such repossession and reletting, less the net amount realized for such reletting, or (b)Lessor may perform the obligations and covenants of Lessee and collect the cost of such performance as additional rent plus interest at the rate of eight percent (8%) per annum on such expenditures, or (c) Lessor, at its option, may, with notice to Lessee, terminate this Lease, or (d) Lessor, at its option, may exercise any other remedy available to it at law or in equity.  The remedies of Lessor shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided by law.

13.3.
Notwithstanding the foregoing or anything to the contrary contained herein, Lessor acknowledges and agrees that in the Event of a Default hereunder by Lessee, Lessor will act in a commercially reasonable manner and use reasonable efforts to mitigate any damages arising from such default.  Without limiting the generality of the foregoing, Lessor shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms.  Lessor may relet for a shorter or longer period of time than the Term and make any necessary repairs or alterations to prepare the Premises for reletting.  Lessor may relet on any reasonable terms, including a reasonable amount of free rent.  If Lessor relets for a period of time longer than the current Term, then any special concessions given to the new Lessee shall be allocated throughout the entire reletting Term so as to not unduly reduce the amount of consideration received by Lessor during the remaining period of Lessee’s Term.

13.4.
If Lessor fails to perform or observe any obligation or covenant of Lessor hereunder within thirty (30) days of Lessor’s receipt of notice thereof from Lessee (or if such failure is of such nature that it cannot be completely cured within such thirty (30) day period, if Lessor does not commence such curing within such thirty (30) day period and thereafter proceed with reasonable diligence and in good faith to cure such failure), then Lessee may immediately terminate this Lease and all of its obligations hereunder and/or cure such failure at Lessor’s cost and expense and/or pursue any other available remedy at law or in equity.  The remedies of Lessee shall be cumulative, and no one of them shall be construed as exclusive of any other remedy.

SECTION 14.                                WAIVER

No consent or waiver, express or implied, by either party hereto with respect to any breach or default by the other party in the performance of any of the covenants or obligations of such other party under this Lease shall be deemed or construed to be a consent to or waiver of any other such breach or default.

SECTION 15.                                FIRE AND CASUALTY

In the event the Premises are totally or substantially destroyed by fire or other casualty and the same cannot reasonably be repaired and fully restored within one hundred eighty (180) days from the date of such casualty, Lessor or Lessee may terminate this Lease effective as of the date of such casualty by written notice to the other party at any time within sixty (60) days of the date of the casualty.  If the Premises should be damaged by fire or other casualty, but not totally substantially destroyed, then such damaged part of the Premises shall be reconstructed and restored, at Lessor's expense, to substantially the same condition as it was prior to the casualty; provided, however, that if Lessee has made any additional improvements, Lessee shall reimburse Lessor for the cost of reconstructing the same.  If such casualty damage prevents Lessee from carrying on its normal business activity in the Premises to any extent, Base Rent and additional rent shall be abated in the proportion which the approximate area of the damaged part bears to the Leased Area from the date of the casualty until completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the Term.  Lessor shall use reasonable diligence in completing such reconstruction repairs, but in the event Lessor fails to fully complete the same within one hundred eighty (180) days from the date of the casualty, Lessee may, at its option, terminate this Lease by giving Lessor written notice of such termination within thirty (30) days after such 180 day period, whereupon both parties shall be released from all further obligations and liability hereunder, except for those that expressly survive the expiration or earlier termination of this Lease.

SECTION 16.                                LESSOR’S RIGHT OF ENTRY

Lessor reserves the right, subject to the condition set forth below, to enter the Premises at reasonable times to inspect same, to show the Premises to prospective purchasers or tenants and to mortgagees, and to make such repairs, alterations, decorations, improvements and additions as are required under the terms of this Lease or as Lessor deems reasonably necessary or desirable for the safety, preservation, or improvement of the Premises.  Except in the case of an emergency or as otherwise agreed by Lessee, (i) Lessor shall give Lessee at least twenty-four (24) hours’ notice of any such entry (which notice, in the case of conducting an inspection, may be oral notice, provided that Lessee actually receives such notice), (ii) such entries shall be made subject to Lessee’s normal and reasonable security requirements, (iii) such entries shall be during Lessee’s normal business hours, and (iv) Lessor shall use reasonable efforts to minimize any inconvenience to Lessee and any interference with Lessee’s business operations in the Premises.

SECTION 17.                                EMINENT DOMAIN

In the event the Premises, or any part thereof or interest therein, or any building or improvement thereon, is taken or condemned for a public or quasi-public use, or is conveyed in lieu thereof (herein referred to as a “condemnation”), the rights of the Lessor and Lessee in respect of the condemnation proceeding and the condemnation proceeds and the effect of such condemnation proceeds on the terms of this Lease will be as follows:

17.1.
Any condemnation allowance or award or judgment relating thereto, allowed or awarded to the Lessor or Lessee and any interest thereon (“condemnation proceeds”) will be paid to the Lessor to be held and dealt with as provided in subparagraphs 17.2 through 17.5 of this Section, excluding any special award for, or portion of award allowable and allocated to, the Lessee for the taking of the Lessee’s personal property on the Premises including trade fixtures (and not for Lessee’s interest in the Premises or in the building and improvements located on the Premises) or as special damages to the Lessee for disturbance of use, injury to business, relocation, storage or the like.

17.2.	If the condemnation results in a taking of all of the Premises, the condemnation proceeds will be applied in the following order:

(a)
In satisfaction and discharge of all special assessments, if any, including both principal and interest, levied on the Premises or any part thereof for benefits resulting from the improvements for which or in conjunction with which the condemnation was effected.

(b)
In reimbursement to Lessee of any amounts paid by it for real estate taxes or special assessments and which are included in the award, plus a pro rata portion of the interest, if any, constituting part of the award.

(c)	To the Lessor, up to and not exceeding the Premises Value.

(d)	The balance, if any, to the Lessee as and for its own property.

17.3.
In the event more than 25% of the Premises is taken in condemnation proceedings, Lessee may either terminate this Lease by notice to Lessor within 15 days of the effective date of such taking, or, at its option, retain the Premises. In the event Lessee fails to notify Lessor of such termination within such 15 day period, Lessee will be deemed to have elected to retain the Premises. In the event (i) less than 25% of the Premises is taken or (ii) more than 25% of the Premises is taken and Lessee does not elect to terminate this Lease, Lessee will restore the Premises to proper rentable condition forthwith, without abatement of rent.  If the Lease is terminated pursuant to this subsection, all condemnation proceeds up to the Premises Value, will be payable to Lessor, and any proceeds in excess of the Premises Value will be payable to Lessee.  If the Lease is not terminated, the condemnation proceeds for the partial taking will be payable to Lessee.  Any award for taking of and/or damage to any part of the Premises which is not spent for restoration will be for the account of Lessee.

17.4.
If the condemnation will result in a taking of all the Premises, this Lease will terminate when the condemnor will take possession of the Premises, and the rent hereunder will thereupon cease to accrue, but without affecting the enforceability of any rights under this Section 17 or any other accrued or contingent rights and obligations of the parties under this Lease.

17.5.
The foregoing provisions of this Section 17 will not be construed so as to deny either the Lessee or the Lessor the right to appeal or defend an appeal of the award allowed or covering its interest in the Premises to the district court or any other court having jurisdiction, whether or not the effect of the appeal will be to delay the taking or the final determination of allocation of the award.  The amount of the award, as used in this Section 17, refers to the award as finally determined in the condemnation proceedings or as accepted by the Lessor and the Lessee.

SECTION 18.                                SIGNS

18.1.	Lessee shall have exclusive signage rights on the Premises (including, without limitation, the building located on the Premises) during the Term (and any applicable renewal term).

18.2.
All  signs, banners, lettering, placards, decorations, and advertising media that can be viewed from the exterior of the Premises shall conform in all respects to the requirements, if any, of all applicable laws, codes, and ordinances.   All signs shall be kept in good condition and in proper operating order at all times.  On or before the expiration or earlier termination of this Lease, Lessee shall have the right to remove all signs and in connection with any such removal shall restore the surface to which the signs were attached to their original condition at Lessee’s expense.  In the event Lessee fails to remove all signs on or before the expiration or termination of this Lease, the signs shall become the property of Lessor without any credit or compensation to Lessee, and Lessor may, but is not obligated to, remove and store or dispose of the signs and Lessee shall be liable to Lessor for all costs incurred by Lessor in connection therewith. Lessee shall indemnify and hold Lessor harmless from all loss, damage, cost, expense, and liability in connection with such removal, storage, or disposal.  If Lessee changes its name at any time, Lessee shall have the right to make such changes to its signage as are necessary to reflect the changed name, and may modify or change existing signs to do so.

SECTION 19.                                COMPLIANCE WITH LAW

Lessee shall not use the Premises for any unlawful purpose or act; shall not commit or permit any waste or damage to the Premises; shall comply with and obey all laws, regulations and orders of any governmental authority or agency; shall comply with all reasonable directions of Lessor, including any reasonable, non-discriminatory building rules and regulations, as may be promulgated and/or modified from time to time by Lessor on reasonable notice to Lessee; and, shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them.  Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of the Building of any of such building rules and regulations, but agrees to take reasonable measures to assure such other tenants’ and occupants’ compliance.

SECTION 20.                                BROKERAGE CLAIMS AND FEES

Lessor and Lessee each represents and warrants that no broker has been involved in this leasing of the Premises.  Lessor and Lessee each covenant to indemnify and hold the other harmless from and against any and all cost, expense or liability for any compensation, commission or charge claimed by any broker, agent or person claiming by or through such party with respect to this Lease or the negotiation hereof, except as provided herein.

SECTION 21.                                SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and shall inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

SECTION 22.                                THIRD PARTY RIGHTS

Nothing herein, expressed or implied, is intended to or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

SECTION 23.                                NOTICES

All notices, requests and other communications hereunder will be in writing and will be sent by (a) personal delivery, (b) overnight courier service that regularly maintains a record of its deliveries, charges prepaid or (c) certified U.S. mail, postage prepaid, return receipt requested, and addressed to the following addresses, or to such other address of which Lessor or Lessee will have given notice to the other as herein provided:

If to Lessor, to:                                     Bank Rentals, LLC
5006 Upper River Road
Jeffersonville, Indiana  47130

If to Lessee, to:                                     1st Independence Bank, Inc.
8620 Biggin Hill Lane
Louisville, KY  40250
Attn:  N. William White

With a copy to:                                    MainSource Bank
201 North Broadway
Greensburg, Indiana  47240
Attn:  Daryl R. Tressler

All such notices, requests and other communications will be deemed to have been sufficiently given for all purposes hereof on the date of delivery, if sent by personal delivery, the day after deposit with the carrier, if sent by overnight courier service, or upon receipt or rejection, if sent by certified U.S. mail, return receipt requested.

SECTION 24.                                ASSIGNMENT AND SUBLETTING

24.1.
Except as is permitted by Section 25.2, Lessee shall not voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or suffer any person other than Lessee, its employees, agents, servants, and invitees to occupy or use the Premises or any portion thereof without the express prior written consent of Lessor, not to be unreasonably withheld or delayed. Any attempt to do any of the foregoing without such written consent shall be null and void and of no effect, and shall further constitute a default under this Lease. If Lessee so requests Lessor’s consent, said request shall be in writing specifying the duration of said desired sublease or assignment, the date same is to occur, the name of the assignee or sublessee, the exact location of the space affected thereby, and the proposed rentals on a square foot basis chargeable thereunder.   Lessee’s request shall be submitted to Lessor at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease or allow such occupancy or use. Within fifteen (15) days following Lessor’s receipt of Lessee’s request, Lessor shall either (a) give notice to Lessee of its withholding of its consent; or (b) give notice of its election, in its sole discretion, to either (i) grant such consent, or (ii) elect to terminate this Lease with respect to the Premises or any portion thereof to be affected by such assignment, sublease, or other event specified above in which event Lessee shall be relieved of all of its obligations hereunder, or (iii) suspend this Lease as to the space to be affected by such assignment, sublease, or other event specified above for the duration specified by Lessee in its notice, in which event Lessee will be relieved of all obligations hereunder as to such space during said suspension, including a suspension of the Rent hereunder in proportion to the portion of the Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Lessee shall once again become liable hereunder as to the applicable space).

24.2.
Notwithstanding Section 25.1, Lessee may assign or sublet this Lease to any (i) state or national banking association acquiring substantially all of the assets of Lessee or (ii) any state or federal savings and loan association or federal savings bank acquiring substantially all of the assets of Lessee or (iii) any bank or corporation which Lessee wholly owns and controls or which wholly owns and controls Lessee or which is wholly owned by and controlled by a bank or corporation which wholly owns and controls Lessee.  Notwithstanding the foregoing, no such assignment shall be effective until such time as the assignee or sublessee agrees in writing (i) to be bound by all of the terms and conditions contained in this Lease, including, but in no way limited to, the permitted use hereunder, and (ii) to assume all of the obligations of Lessee under this Lease first accruing or arising on and after the effective date of such assignment.

24.3.
Subject to the terms of Section 25.1(b)(iii), Lessee shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Lessee hereunder, and Lessor shall be permitted to enforce the provisions of this Lease against Lessee or any assignee or sublessee without demand upon or proceeding in any way against any other person.

24.4.
Consent by Lessor to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction.  If this Lease is assigned without the permission of Lessor, then Lessor may nevertheless collect Rent from the assignee or sublessee and  apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of Rent or application thereof by Lessor shall be deemed a waiver of any provisions hereof or a release of Lessee from the performance of the obligations of the Lessee hereunder.

SECTION 25.                                QUIET ENJOYMENT

Lessee, upon paying the specified rental and performing the other covenants herein agreed by it to be performed, will peacefully and quietly have, hold and enjoy the Premises for the Term without any let, hindrance, or molestation by Lessor or any persons lawfully claiming under Lessor, subject only to the other provisions of this Lease.

SECTION 26.                                SEVERABILITY

If any clause or provision of this Lease is illegal, invalid or unenforceable, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SECTION 27.                                ENTIRE AGREEMENT; NO ORAL MODIFICATIONS

Lessor and Lessee acknowledge and agree that, as between them, there are no terms, conditions, covenants, obligations, representations or warranties, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease, except as expressly set forth herein, and that this Lease constitutes the entire agreement between them.  This Lease may not be modified, amended, or supplemented, except by a subsequent agreement in writing, executed by both Lessor and Lessee or their respective permitted successors or assigns.  Lessor and Lessee shall enter into and execute a written amendment or supplement to this Lease prior to the Commencement Date which identifies and sets forth the missing terms and provisions in this Lease, including, but not limited to, those in the Recitals and Section 1.6 (Premises Size), Section 1.5 (Allowance), Section 3.1 (leased area and monthly Base Rent), Section 3.6 (leased area and monthly Base Rent for Option Periods), Section 4.1 (Lessee’s Proportionate Share of Total Operating Expenses), Exhibit A, and Exhibit C.

SECTION 28.                                APPLICABLE LAW

This Lease shall be governed by and construed in accordance with the internal laws of the State of Indiana, without regard to its conflict of law provisions.  The parties hereto (a) irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of Indiana, Clark County, and the United States District Court for the Southern District of the State of Indiana, and (b) irrevocably waive any and all objections to such consents.

SECTION 29.                                ATTORNEYS’ FEES

Each party shall bear its own costs and attorneys’ fees in connection with the negotiation and execution of this Lease. However, in the event litigation is needed to enforce this Lease, the prevailing party, whether by lawsuit or whether by settlement before or after any lawsuit is filed, shall be entitled to recover its costs, expenses, and reasonable attorneys’ fees incurred in the enforcement of this Lease, including enforcing it as a defense.

SECTION 30.                                ESTOPPEL, SUBORDINATION AND NON-DISTURBANCE; MEMORANDUM

30.1.
Lessee hereby subordinates this Lease, and the rights of Lessee hereunder, to the title and lien of any Real Estate Mortgage, Assignments of Leases, and Security Agreement, or the like, of record as of the date hereof and/or hereafter placed of record (hereinafter referred to as a “Mortgage”), and to any renewal substitution, extension, or replacement thereof; provided, however, that so long as Lessee shall not be in default under the provisions of this Lease, this Lease shall not be terminated nor shall any of Lessee’s rights and obligations under this Lease be disturbed by any steps or proceedings taken by any lender in the exercise of any of its rights under any Mortgage.

30.2.
In the event of foreclosure of any Mortgage or execution of a deed in lieu thereof, Lessee agrees to attorn to and accept the purchaser at any such sale or grantee under a deed in lieu thereof as Lessor under this Lease for the remaining balance of the Term of this Lease, subject to all of the terms and conditions of this Lease.  Such purchaser or grantee shall likewise be bound to Lessee under this Lease, but in not event shall such purchaser or grantee be liable for any act or omission of any prior Lessor, be subject to any off-sets or defenses which Lessee might have against any prior Lessor, or be bound by any rent which Lessee might have paid to any prior Lessor for more than the current month.

30.3.	Upon request of either party, a memorandum of this Lease shall be prepared and placed of record. The requesting party shall be responsible for all recording costs.

SECTION 34.                                INTERPRETATION; INCORPORATION

The paragraph headings herein are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Lease.  The parties acknowledge that each has been represented by counsel in this matter, and, for purposes of the rule of contract interpretation that construes a document against its drafter, the parties agree that neither party nor its counsel shall be considered the drafter hereof.  All recitals herein and exhibits, schedules and related agreements attached hereto are incorporated herein by this reference and expressly made a part of this Lease.

SECTION 35.                                APPROVALS

In the event the approval or consent of any party is required hereunder, such approval or consent shall not be unreasonably withheld, conditioned or delayed, unless this Lease specifically provides otherwise.

[The remainder of this page intentionally left blank.]

Signed on August___, 2008 to be effective as of August 28, 2008.

LANDLORD:

Bank Rentals, LLC

By:   /s/ Charles L. Moore, III
       Charles L. Moore, II, President

TENANT:

1st Independence Bank

By:    /s/ N. William White
       N. William White, President/CEO

STATE OF INDIANA                                         )
) SS:
COUNTY OF CLARK                                          )

The foregoing instrument was acknowledged before me, a notary public, this 28th day of August, 2008, by Charles L. Moore, II, President of the company.

Commission Expires: 02-20-2011
   /s/ Berachah Payton
Notary Public
Berachah Payton
Resident of Clark County, IN

STATE OF INDIANA                                         )
) SS:
COUNTY OF CLARK                                          )

The foregoing instrument was acknowledged before me, a notary public, this 28th day of August, 2008, by N. William White, President & CEO of 1ST INDEPENDENCE BANK, A KENTUCKY BANK, on behalf of the bank.

Commission expires: 02-20-2011
   /s/ Berachah Payton
Notary Public
Berachah Payton
Resident of Clark County, IN

EXHIBIT A

RENEWALS

The Term of this Lease shall be extended for an additional 5 years, with automatic renewals thereafter for additional 5 year terms unless this Lease is terminated as provided herein.  In the event of automatic renewal, the terms of the Lease, except as specifically provided in this Exhibit B, shall remain in full force and effect unchanged.

At any time following the expiration of the Initial Term, either party shall have the right to terminate this Lease upon at least six (6) months prior written notice to the other party.  In the event of a termination pursuant to this provision, Lessee shall remove its property and signage in accordance with the terms of Sections 14 and 19 of this Lease.

EXHIBIT B

INDEMNITY AGREEMENT